Exhibit 99.1

Jaguar Health Announces Pricing of $9 Million Underwritten Public Offering

San Francisco, CA — October 2, 2018 — Jaguar Health, Inc. (Nasdaq: JAGX) (“Jaguar” or the “Company”), a commercial stage pharmaceutical company focused on developing novel, sustainably derived gastrointestinal products on a global basis, today announced the pricing of an underwritten public offering of 15,000,001 total shares of its common stock (or common stock equivalents), at a public offering price of $0.60 per share, for gross proceeds of approximately $9.0 million, before deducting underwriting discounts and commissions and other offering expenses payable by Jaguar.  Jaguar has granted the underwriter a 30-day option to purchase up to an aggregate of 2,250,000 additional shares of its common stock to cover over-allotments, if any.

H.C. Wainwright & Co. is acting as the sole book-running manager for the offering.

The Company intends to use the net proceeds of the offering to fund approximately $1.2-1.6 million of non-clinical pipeline and business development activities, and the remainder for the ongoing commercialization of Mytesi® as well as for working capital and other general corporate purposes.

The offering is expected to close on or about October 4, 2018, subject to satisfaction of customary closing conditions.

The offering is being made pursuant to a registration statement on Form S-1 (File No. 333-227292) that Jaguar previously filed with the Securities and Exchange Commission (“SEC”) and which was declared effective on October 1, 2018. This offering will be made only by means of a prospectus. A final prospectus will be filed with the SEC and once filed, will be available on the SEC’s website at www.sec.gov and may also be obtained from H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, NY 10022, by calling (646) 975-6996 or e-mailing placements@hcwco.com.

This press release shall not constitute an offer to sell or the solicitation of any offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification of these securities under the securities laws of any such state or jurisdiction.

About Jaguar Health, Inc.

Jaguar Health, Inc. is a commercial stage pharmaceuticals company focused on developing novel, sustainably derived gastrointestinal products on a global basis. Our wholly-owned subsidiary, Napo Pharmaceuticals, Inc., focuses on developing and commercializing proprietary human gastrointestinal pharmaceuticals for the global marketplace from plants used traditionally in rainforest areas. Our Mytesi® (crofelemer) product is approved by the

U.S. FDA for the symptomatic relief of noninfectious diarrhea in adults with HIV/AIDS on antiretroviral therapy. For more information about Jaguar, please visit jaguar.health.

About Mytesi®

Mytesi (crofelemer) is an antidiarrheal indicated for the symptomatic relief of noninfectious diarrhea in adult patients with HIV/AIDS on antiretroviral therapy (ART). Mytesi is not indicated for the treatment of infectious diarrhea. Rule out infectious etiologies of diarrhea before starting Mytesi. If infectious etiologies are not considered, there is a risk that patients with infectious etiologies will not receive the appropriate therapy and their disease may worsen. In clinical studies, the most common adverse reactions occurring at a rate greater than placebo were upper respiratory tract infection (5.7%), bronchitis (3.9%), cough (3.5%), flatulence (3.1%), and increased bilirubin (3.1%).

See full Prescribing Information at Mytesi.com. Crofelemer, the active ingredient in Mytesi, is a botanical (plant-based) drug extracted and purified from the red bark sap of the medicinal Croton lechleri tree in the Amazon rainforest. Napo has established a sustainable harvesting program for crofelemer to ensure a high degree of quality and ecological integrity.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” These include statements regarding the expectation that the offering will close on or about October 4, 2018 and use of proceeds. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this release are only predictions. Jaguar has based these forward-looking statements largely on its current expectations and projections about future events. These forward-looking statements speak only as of the date of this release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond Jaguar’s control. Except as required by applicable law, Jaguar does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Source: Jaguar Health, Inc.

Contact:

Peter Hodge

Jaguar Health, Inc.

phodge@jaguar.health

Jaguar-JAGX